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                                                                    EXHIBIT 23.2
                        CONSENT OF INDEPENDENT ACCOUNTANTS


         The Board of Directors of
           Breakaway Solutions, Inc.




We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the 1999 Employee Stock Purchase Plan of Breakaway Solutions, Inc. (the "Company") of our report dated June
30, 1999, except for Note 11, which is as of July 12, 1999 and Note
13, which is as of October 5, 1999, with respect to the consolidated financial statements of the Company included in the Company's Registration Statement on Form S-1 (File No. 333-83343) as filed with the Securities and Exchange Commission.


                                                 /s/KPMG LLP

Boston, Massachusetts
October 6, 1999